Exhibit 99.1

Investcorp Credit Management BDC, Inc. Engages Financial Advisor to Assist in

Ongoing Review of Strategic Alternatives

NEW YORK—April 20, 2026 — Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) today announced that it has engaged Houlihan Lokey, a leading independent investment bank, as its financial advisor to assist the Special Committee of Independent Directors in its ongoing review of strategic alternatives.

As previously announced, the Special Committee is evaluating a broad range of strategic, financial and business configuration options for the Company.

ICMB has not set a timetable for the conclusion of its review and has not made any decisions at this time. There can be no assurance that the review will result in the completion of any specific transaction or outcome. The Company does not intend to comment further with respect to this review unless or until its Board of Directors has approved a definitive course of action, the review process has concluded, or it is determined that other disclosure is appropriate.

About Investcorp Credit Management BDC, Inc.

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC (“CMIP”). Investcorp Credit Management US LLC (“Investcorp”), a subsidiary of Investcorp Bank B.S.C., controls CMIP. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward Looking Statement

Statements included in this press release may contain “forward-looking statements,” which relate to future performance, operating results, events, financial condition and/or exploration of strategic alternatives. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Any forward-looking statements, including statements other than statements of historical facts, included in this press release are based upon current expectations, are inherently uncertain, and involve a number of assumptions and substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any such statements are likely to be affected by other unknowable future events and conditions, which the Company may or may not have considered, including, without limitation, (i) the ability of the Company to identify and complete any strategic transaction or other course of action; (ii) the timing and outcome of the strategic review process; (iii) changes in base interest rates; (iv) the effects of significant market volatility on our business, our portfolio companies, our industry and the global economy; and (v) other risks, uncertainties and factors set forth in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or events. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors and risks. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2025 Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinfo@investcorp.com

Phone: (212) 703-1154